                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No. )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                                  Varian, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/    / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                   [ L O G O ]

                                     VARIAN





                         NOTICE OF 2002 ANNUAL MEETING
                                OF STOCKHOLDERS

                                      AND

                                PROXY STATEMENT












                                  Varian, Inc.
                                3120 Hansen Way
                        Palo Alto, California 94304-1030
                                 (650) 213-8000
                               www.varianinc.com

                                  VARIAN, INC.
                                3120 HANSEN WAY
                        PALO ALTO, CALIFORNIA 94304-1030
                                 (650) 213-8000

================================================================================

                 NOTICE OF THE ANNUNAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 7, 2002

================================================================================

DATE, TIME AND LOCATION

You are cordially invited to the Annual Meeting of Stockholders of Varian, Inc. to be held on Thursday, February 7, 2002, at 2:00 p.m., local time, at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California.

AGENDA

The agenda for the Annual Meeting is as follows:

     o    To elect a Class III director for a three-year term;

     o To approve an amendment to increase by 1,000,000 the number of shares of common stock reserved for issuance under the Company's Omnibus Stock Plan; and

     o To transact any other business that may be properly brought before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

RECORD DATE

The record date for the Annual Meeting was December 10, 2001. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting. A list of these stockholders will be available at the Company's principal executive offices, 3120 Hansen Way, Palo Alto, California 94304-1030, for a period of ten days before the Annual Meeting.

VOTING

It is important that you vote or grant your proxy to vote at the Annual Meeting. Therefore, whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and mail it promptly in the accompanying return envelope. You may revoke your proxy at any time before it is voted, and you may vote in person at the Annual Meeting even if you have returned a proxy. These and other voting procedures are explained in the following Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          /s/ A. W. Homan
                                          -----------------------------------
                                          A. W. Homan
                                          Secretary

December 21, 2001
Palo Alto, California

                                  VARIAN, INC.
                                3120 HANSEN WAY
                        PALO ALTO, CALIFORNIA 94304-1030
                                 (650) 213-8000

                                PROXY STATEMENT

================================================================================

INFORMATION REGARDING VOTING AND SOLICITATION OF PROXIES

================================================================================

GENERAL

This Proxy Statement is being furnished to you as a stockholder of Varian, Inc., a Delaware corporation (the "Company"), in connection with the Company's Annual Meeting of Stockholders to be held on February 7, 2002, at 2:00 p.m., local time, at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California, and any adjournment or postponement of that meeting (the "Annual Meeting"). The Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. You may grant your proxy by signing, dating and returning the enclosed proxy in the pre-addressed, postage-paid return envelope.

The two items on the agenda for the Annual Meeting are (1) to elect a Class III director to the Board of Directors and (2) to vote on an amendment to the Company's Omnibus Stock Plan to increase by 1,000,000 the number of shares of common stock reserved for issuance under that Plan. Each of these items is described in more detail below.

The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter does properly come before the Annual Meeting, the Board intends that the persons named in the enclosed form of proxy will vote on such matter in accordance with their judgment.

This Proxy Statement and the accompanying form of proxy were first sent on or about December 21, 2001 to stockholders entitled to vote at the Annual Meeting.

VOTING

The Company's common stock is the only type of security issued and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote. Only stockholders of record at the close of business on December 10, 2001 are entitled to notice of and to vote at the Annual Meeting. As of that record date, there were 33,366,233 shares of the Company's common stock outstanding.

The presence, either in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock is necessary to constitute a quorum permitting action to be taken at the Annual Meeting. Abstentions and broker non-votes are counted as present at the Annual Meeting for the purpose of determining the presence of a quorum.

The affirmative vote of a plurality of the shares of the Company's common stock present or represented by proxy at the Annual Meeting is required to elect the Class III director. This means that Elizabeth E. Tallett, the Board of Directors' nominee to serve as the Class III director, must receive the highest numbers of votes cast in order to be elected as the Class III director. Therefore, any shares not voted (whether by abstention, broker non-vote or otherwise) will have no legal effect on the election of the Class III director.

The affirmative vote of a majority of the shares of the Company's stock present or represented by proxy at the Annual Meeting is required to approve the amendment to the Omnibus Stock Plan.

Your shares will be voted in accordance with your instructions set forth on the proxy that you sign and return. Under the rules of the National Association of Securities Dealers, brokers holding stock for the accounts of their clients who have not been given specific voting instructions as to a matter by their clients may generally vote their clients' proxies in their own discretion. If your proxy provides no instructions, your proxy will be voted FOR the election of Elizabeth E. Tallett as the Class III director and FOR approval of the amendment to the Omnibus Stock Plan.

Even if you sign and return your proxy, you may revoke or change your proxy at any time prior to the Annual Meeting. You may do this by sending to A. W. Homan, the Company's Secretary (at the Company's address set forth above), prior to the Annual Meeting, a written notice of revocation or a new proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

SOLICITATION OF PROXIES

The cost of soliciting proxies will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of the Company's common stock held in their names. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of the Company's directors, officers and other employees, without extra remuneration, might supplement this solicitation by letter, telephone or personal interview. The Company has retained Georgeson Shareholder Communications Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to assist with the solicitation of proxies from brokers, bank nominees and other holders, for a fixed fee of $5,500 plus reasonable out-of-pocket expenses (not expected to exceed $1,500), which fees and expenses will be paid by the Company.

STOCKHOLDER PROPOSALS

Any stockholder who wishes to present a proposal for action at the Company's Annual Meeting of Stockholders in 2003, and who wishes to have it set forth in the Proxy Statement and identified in the form of proxy prepared by the Company for that meeting, must notify the Company's Secretary (at the Company's address set forth above) not later than August 23, 2002. Any such proposal must be in the form required under the rules and regulations of the Securities and Exchange Commission.

The Company's By-Laws contain specific procedural requirements regarding a stockholder's ability to nominate a director or submit a proposal to be considered at a meeting of stockholders. You may request a copy of the By-Laws from the Company's Secretary (at the Company's address set forth above).

================================================================================

PROPOSAL ONE - ELECTION OF DIRECTOR

================================================================================

BOARD STRUCTURE AND NOMINEE

The Board of Directors consists of six members. Pursuant to the Company's Restated Certificate of Incorporation, the Board is divided into three classes. Members of each class are elected for three-year terms and until their respective successors are duly elected and qualified, unless the director dies, resigns, retires or is disqualified or removed.

The Class I directors are Richard U. De Schutter and Allen J. Lauer. Their terms of office will expire at the annual meeting of stockholders in 2003.

The Class II directors are John G. McDonald and Wayne R. Moon. Their terms of office will expire at the annual meeting of stockholders in 2004.

The Class III directors are D. E. Mundell and Elizabeth E. Tallett. Their terms of office will expire at the Annual Meeting.

Mr. Mundell is retiring from the Board at the expiration of his term at the Annual Meeting. The Board of Directors has approved reducing the size of the Board from six members to five members with only one Class III director, effective at the Annual Meeting.

The Board of Directors has nominated Elizabeth E. Tallett for election as the sole Class III director for a term expiring at the annual meeting of stockholders in 2005 and when her successor is elected and qualified. Ms. Tallett has stated her willingness to serve if elected, and the Company does not contemplate that she will be unable to serve. However, in the event that she subsequently declines or becomes unable to serve, proxies will be voted for such substitute nominee as shall be designated by the proxy holders in their discretion.

BUSINESS EXPERIENCE OF DIRECTORS AND NOMINEE

D. E. MUNDELL is Chairman of the Company's Board of Directors, a position he has held since 1999. From 1991 to 1999, he was Chairman of the Board of ORIX USA Corporation (a financial services company), where he still serves as a director. He is also a director of Beazer Homes USA, Inc. and Stockton Holdings, Ltd. Mr. Mundell has been a director of the Company since 1999. Age: 70

RICHARD U. DE SCHUTTER is the former Executive Chairman, President and Chief Executive Officer of DuPont Pharmaceutical Company, a position he held from 2000 to 2001. He was Chief Administrative Officer and Vice Chairman of Monsanto Company (an agricultural products company) from 1999 to 2000, and was Chairman, President and Chief Executive Officer of G. D. Searle & Company (a pharmaceutical company) from 1995 to 1999. Mr. De Schutter is also a director of General Binding Corporation and Smith & Nephew plc. He has been a director of the Company since 2001. Age: 61

ALLEN J. LAUER is the Company's President and Chief Executive Officer, a position he has held since 1999. From 1990 to 1999, he was Executive Vice President of Varian Associates, Inc. and responsible for its Instruments business. Mr. Lauer has been a director of the Company since 1999. Age: 64

JOHN G. MCDONALD is The IBJ Professor of Finance at Stanford University's Graduate School of Business, where he has served on the faculty since 1968. He is also a director of Capstone Turbine Corp., iStar Financial, Inc., Plum Creek Timber Company, Inc., Scholastic Corp., and eight mutual funds managed by Capital Research & Management Co. Mr. McDonald has been a director of the Company since 1999. Age: 64

WAYNE R. MOON is the former Chairman of the Board and Chief Executive Officer of Blue Shield of California (a health care company), a position he held from 1993 to 1999. He is also a director of IntegraMed America, Inc. and Oratec Interventions, Inc. Mr. Moon has been a director of the Company since 1999. Age:
61

ELIZABETH E. TALLETT is President and Chief Executive Officer of Marshall Pharmaceuticals, Inc. (a specialty pharmaceutical company), a position she has held since 2000. She is also President and Chief Executive Officer of Dioscor, Inc. (a biopharmaceutical company), a position she has held since 1996. Ms. Tallett was President and Chief Executive Officer of Ellard Pharmaceuticals, Inc. and Galenor Inc. (both biopharmaceutical companies) from 1997 to 2000 and from 1999 to 2000, respectively. She is a director of Coventry Health Care, Inc., IntegraMed America, Inc., Principal Financial Group and Varian Semiconductor Equipment Associates, Inc. Ms. Tallett has been a director of the Company since 1999. Age: 52

COMMITTEES AND MEETINGS

The Board of Directors has three standing committees: The Audit Committee; the Compensation Committee; and the Stock Committee. The Board of Directors does not have a nominating committee or a committee serving a similar function.

The Audit Committee is comprised of directors McDonald (Chairman), De Schutter, Moon, Mundell and Tallett, each of whom is a non-employee director who meets the independence and other requirements to serve on the Audit Committee under the rules of the Nasdaq Stock Market. This Committee is responsible for monitoring and overseeing the independence and performance of the Company's internal auditors and independent accountants, the integrity of the Company's financial statements, and the Company's processes for ensuring compliance with legal and ethical requirements, all as further detailed in the Board of Director's written Charter for the Committee. The Audit Committee held four meetings during fiscal year 2001.

The Compensation Committee is comprised of directors Mundell (Chairman), De Schutter, McDonald, Moon and Tallett, each of whom qualifies as a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934 and as an outside director under Section 162(m) of the Internal Revenue Code. This Committee approves all officer compensation, and is responsible for administration of the Company's Omnibus Stock Plan, Management Incentive Plan and Supplemental Retirement Plan. The Compensation Committee held two meetings during fiscal year 2001.

The Stock Committee is comprised of director Lauer. This Committee approves grants of nonqualified stock options under the Company's Omnibus Stock Plan, pursuant to delegations permitting such grants to eligible employees of the Company who are not officers, and administers the Company's Employee Stock Purchase Plan. The Stock Committee held no meetings during fiscal year 2001, but took various actions by written consent.

The Board of Directors held four meetings during fiscal year 2001. During fiscal year 2001, each director attended all meetings of the Board and committees of the Board of which the director was a member.

DIRECTOR COMPENSATION

Each director who is not a Company employee receives an annual retainer fee of $20,000, and $1,000 for each Board and committee meeting attended. The non-employee Chairman of the Board receives an annual retainer fee of $90,000 (in lieu of any other annual retainer, committee chair or attendance fees), and directors who chair standing committees of the Board each receive an additional annual retainer fee of $5,000. Directors may elect to receive, in lieu of all or a portion of the foregoing fees, shares of the Company's common stock based on the fair market value of the stock on the date the fees would have been paid.

Under the Company's Omnibus Stock Plan, each director who is not a Company employee receives upon initial appointment or election to the Board a nonqualified stock option to acquire 10,000 shares of the Company's common stock, and receives annually thereafter a nonqualified stock option to acquire 5,000 shares of the Company's common stock. In lieu of these grants, the non-employee Chairman of the Board receives upon initial appointment a nonqualified stock option to acquire 50,000 shares of the Company's common stock. All such stock options are granted with an exercise price equal to the fair market value of the Company's common stock on the grant date, are exercisable beginning on the grant date and have a ten-year term.

Each director is also reimbursed for all reasonable out-of-pocket expenses that such director and his or her spouse incurs attending Board meetings and functions, and is authorized, subject to certain requirements and limitations, to use the Company's fractionally-owned aircraft.

Mr. Lauer, because he is a Company employee, receives no compensation for his services as a director.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF MS. TALLETT
                           AS THE CLASS III DIRECTOR.

================================================================================

PROPOSAL TWO - APPROVAL OF AMENDMENT TO OMNIBUS STOCK PLAN

================================================================================

The Company's stockholders are being asked to approve an amendment increasing by 1,000,000 the number of shares of common stock reserved for issuance under the Company's Omnibus Stock Plan (the "Plan"). The Company is seeking additional shares for issuance under the Plan so that it can continue to use the Plan to attract, retain, motivate and reward key employees. The Company's most valuable asset is its employees. Stock options are vital to the Company's ability to attract and retain highly-qualified employees in the competitive labor markets in which the Company must compete. Stock options also are crucial to the Company's ability to motivate employees to achieve the Company's goals and to reward them for increasing stockholder value.

The Plan was first adopted effective as of the date of the Company's spin-off from Varian Associates, Inc. ("VAI") on April 2,1999. In approving that spin-off, VAI's stockholders also approved the Plan and reserve for awards thereunder of 4,200,000 shares plus however many shares were necessary for stock options required to be granted by the Company to (a) VAI employees and directors who became employees or directors of the Company as part of the spin-off, (b) VAI employees whose employment with VAI terminated as part of the spin-off transaction, and (c) VAI directors who did not become directors of the Company, in each case to replace options previously granted by VAI to those employees and directors to acquire VAI shares ("Replacement Options").

Those Replacement Options were required to have the same economic value as the VAI-granted stock options they were replacing. As a result, Replacement Options to acquire 4,512,020 shares of the Company's stock were required to be granted as a result of the spin-off (1,073,265 shares, or 24%, to VAI employees who did not become Company employees and VAI directors who did not become Company directors). As of November 30, 2001, 1,637,360 shares were subject to remaining Replacement Options.

Of the other 4,200,000 shares authorized for issuance under the Plan, 3,504,470 shares were subject to stock options granted by the Compensation Committee of the Board of Directors (the "Committee") since the spin-off in April 1999 ("New Options"). As of Novemver 30, 2001, 3,206,311 shares were subject to New Options. As of that date, only 845,131 shares (2.5% of shares outstanding as of November 30, 2001) were available for future options or other awards.

The Board of Directors believes that the number of shares available for issuance under the Plan is insufficient to serve the Plan's purposes. It therefore strongly believes that the amendment is essential to the Company's continued success and is in the best interests of the Company and its stockholders.

The Board of Directors considers the Committee's stock option grant practices since the spin-off to be appropriate, given the competitive labor markets in which the Company competes for highly-qualified employees and the importance of attracting, retaining, motivating and rewarding employees who contribute to the Company's success and increased stockholder value. The Board notes that 34% of the shares subject to stock options as of November 30, 2001 were subject to Replacement Options required to be granted under the terms of the spin-off from VAI rather than New Options granted following the spin-off. The Board also notes that the 1,000,000 additional authorized shares would constitute less than 3% of the Company's shares outstanding as of November 30, 2001.

The Board of Directors adopted the amendment subject to approval of stockholders. Approval of the amendment requires the affirmative vote of a majority of shares that are present in person or by proxy at the Annual Meeting. If stockholders approve the amendment, it will be implemented immediately. The Company's executive officers and directors have an interest in this proposal.

The Board of Directors recently amended the Plan to limit the issuance of shares as restricted stock or pursuant to performance share or performance unit awards to 100,000 shares over the life of the Plan. The Plan is otherwise unchanged since it was adopted in 1999. The only change that stockholders are being requested to approve is the addition of 1,000,000 shares available for issuance under the Plan.

PURPOSE

The Plan is intended to promote the long-term success of the Company and increase stockholder value by attracting, retaining, motivating and rewarding highly-qualified employees, as well as non-employee directors. The Plan also is intended to closely align the interests of Plan participants with the interests of stockholders.

ELIGIBILITY

The Committee selects the employees who will be granted awards under the Plan. The actual number of individuals who will receive an award cannot be determined in advance because the Committee has discretion to select the participants. Non-employee directors are not eligible to receive discretionary grants under the Plan. Instead, they are automatically granted a pre-determined number of nonqualified stock options each year that they serve on the Board.

TYPES OF AWARDS

The Committee is allowed to grant five types of awards under the Plan: (1) stock options, (2) stock appreciation rights, (3) restricted stock awards, (4) performance share awards, and (5) performance unit awards. To date, the Committee has granted only stock options under the Plan. The Committee currently intends to continue granting only stock options, but believes that it must maintain flexibility to grant other types of equity compensation awards in order to compete successfully for talented employees.

STOCK OPTIONS. A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the Plan, the Committee may grant nonqualified stock options and/or incentive stock options (which entitle employees, but not the Company, to more favorable tax treatment). To date, the Committee has granted only nonqualified stock options and currently expects to continue this policy.

Under the terms of the Plan, the exercise price of each stock option is set by the Committee but cannot be less than 100% of the fair market value on the grant date of the Company's stock. An exception is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires (in which case the exercise price preserves the economic value of the employee's cancelled stock option from his or her former employer).

An option cannot be exercised until it becomes vested. The Committee establishes the vesting schedule at the time the option is granted. Vesting generally requires continued employment by the participant for a period of years. Stock options expire after a maximum of ten years (potentially 13 years if the participant dies).

The exercise price of each option must be paid in full at the time of exercise. Payment may be made in cash or, if the Committee permits, in shares of the Company's common stock that are already owned by the participant or by any other means that provides legal consideration for the shares and is consistent with the Plan's purpose.

STOCK APPRECIATION RIGHTS. Stock appreciation rights ("SARs") are awards that give the participant the right to receive an amount equal to (1) the number of shares exercised, multiplied by (2) the amount by which the Company's stock price exceeds the exercise price. The exercise price cannot be less than 100% of the stock's fair market value on the grant date. An SAR may be exercised only if it becomes vested based on the vesting schedule established by the Committee. SARs expire under the same rules that apply to options. No SARs have been granted under the Plan, and the Committee currently does not expect to grant any in the future.

RESTRICTED STOCK AWARDS. Restricted stock awards are shares of common stock that vest based on a schedule established by the Committee. No restricted stock has been granted under the Plan, and the Committee currently does not expect to grant any in the future.

PERFORMANCE SHARE AND PERFORMANCE UNIT AWARDS. Performance shares of common stock and performance units result in a payment to the participant in cash or shares if the performance goals established by the Committee are achieved or the awards otherwise vest. No performance shares or performance units have been granted under the Plan, and the Committee currently does not expect to grant any in the future.

NON-EMPLOYEE DIRECTOR STOCK OPTIONS. Under the Plan, non-employee directors receive an automatic and non-discretionary annual grant of nonqualified stock options. Non-employee directors are not eligible for any other awards under the Plan.

Each new non-employee director receives a stock option for 10,000 shares on the date he or she first becomes a director. Thereafter, each non-employee director also automatically receives an option for 5,000 shares on the first business day following each annual meeting of stockholders, provided that he or she remains on our Board. A non-employee director who serves as Chairman of our Board receives a stock option for 50,000 shares on the date that he or she becomes Chairman. This grant is in lieu of any other automatic non-employee director option grants while he or she serves as Chairman.

All non-employee director options are fully vested and exercisable upon grant. These options generally expire no later than ten years after grant. However, an option may terminate even sooner if a director leaves the Board before the option's normal expiration date. If the director leaves for a reason other than death, total disability, completion of Board term, resignation or retirement, he or she has three months following the date of termination to exercise the option. If the director leaves due to completion of the director's Board term, retirement or total disability, he or she has three years to exercise the option. If a director resigns before completing his or her Board term, he or she has one month to exercise the option. However, the option may not be exercised later than the original expiration date. In the event of death, an option may be exercised for up to three years from the date of death, without regard to the original expiration date of the option.

ADMINISTRATION, AMENDMENT AND TERMINATION

The Committee administers the Plan. Members of the Committee must qualify as non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934 and as outside directors under Section 162(m) of the Internal Revenue Code (so that the Company can receive a federal tax deduction for certain compensation paid under the Plan).

Subject to the terms of the Plan, the Committee has sole discretion to select the employees who will receive awards, determine the terms and conditions of awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Plan. The Board of Directors has, however, delegated authority to the Stock Committee of the Board (currently comprised of Allen J. Lauer) to grant options to non-officer employees, subject to the limitations that not more than 5,000 option shares be granted to any one person in any year and not more than 50,000 option shares be granted in the aggregate in any year.

If an award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares. Also, if the Company experiences a stock dividend, reorganization or other change in its capital structure, the Committee may adjust the number of shares available under the Plan, the formula for granting non-employee director options, the outstanding options and other awards, and the per person and plan limits on grants, as appropriate to reflect the stock dividend or other change.

The Board of Directors may amend or terminate the Plan at any time and for any reason.

LIMITED TRANSFERABILITY OF AWARDS

Awards granted under the Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution

OPTIONS GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

The number of options or other awards (if any) that an individual may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth the total number of shares of the Company's common stock subject to options granted under the Plan to the listed persons and groups during fiscal year 2001 and the average per share exercise price of those options.


-------------------------------------------------------------------------------------------------------------
                                                                         NUMBER OF         AVERAGE PER SHARE
NAME OF INDIVIDUAL OR GROUP                                           OPTIONS GRANTED     EXERCISE PRICE (1)
-------------------------------------------------------------------------------------------------------------
Allen J. Lauer................................................            145,000              $34.5625
G. Edward McClammy............................................             36,000               34.5625
Garry W. Rogerson.............................................             30,000               34.5625
A. W. Homan...................................................             24,000               34.5625
Sergio Piras..................................................             21,000               34.5625
All Executive Officers as a Group.............................            308,000               34.5625
All Directors who are not Executive Officers as a Group (2)...             15,000               39.3750
All Employees who are not Executive Officers as a Group.......            302,300               34.2013
-------------------------------------------------------------------------------------------------------------

(1) All options were granted with a per share exercise price equal to 100% of fair market value on the grant date. On November 30, 2001, the Company's common stock closed on the Nasdaq National Market at a price of $32.01 per share.

(2) Pursuant to the Plan's automatic, non-discretionary formula, each non-employee director received an option for 5,000 shares on February 9, 2001.

FEDERAL TAX ASPECTS

The following is a summary of the general federal income tax consequences to U.S. taxpayers and the Company of awards granted under the Plan. Tax consequences for any particular individual may be different.

NONQUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS. No taxable income is reportable when a non-qualified stock option or a stock appreciation right is granted. Upon exercise, the recipient will have ordinary income equal to the fair market value of the shares on the exercise date minus the exercise price. Any additional gain or loss upon the disposition of the stock will be capital gain or loss.

INCENTIVE STOCK OPTIONS. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the recipient exercises the option and then sells the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the recipient exercises the option and sells the shares before the end of the two- or one-year holding periods, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

RESTRICTED STOCK, PERFORMANCE UNITS AND PERFORMANCE SHARES. A recipient of restricted stock, performance units or performance shares will not have taxable income upon grant unless he or she elects to be taxed at that time. Instead, he or she will have ordinary income at the time of vesting equal to the fair market value on the vesting date of the shares (or cash) received minus any amount paid for the shares.

TAX EFFECT FOR THE COMPANY. The Company generally will receive a tax deduction for any ordinary income recognized by a participant from an award under the Plan (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Chief Executive Officer and to each of the four other most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to each of these executives may not be deductible to the extent that it exceeds $1,000,000. However, the Company is able to preserve the deductibility of compensation over $1,000,000 if the conditions set forth in Section 162(m) are met. These conditions include stockholder approval of the Plan, setting limits on the number of awards that any individual may receive and, for awards other than options, establishing performance criteria that must be met before the award actually will vest or be paid. The Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m). For example, the Plan limits of the number of shares that may be granted to any one participant in any one year to (a) 1,000,000 shares under stock options, and
(b) 1,000,000 shares under stock appreciation rights. In addition, the Plan limits the issuance of shares of stock as restricted stock or pursuant to performance share or performance unit awards to 100,000 shares over the life of the Plan.

In granting an award, the Committee may provide that the award will be earned, or will vest, only upon the achievement of objectives for one or more of: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; net income; operating cash flow; return on assets; return on equity; return on sales; revenue; and shareholder return. Each of these performance measures is defined in the Plan. These are the same performance measures that the Committee may use under the Company's Management Incentive Plan.

SUMMARY

The Board of Directors believes strongly that approval of the amendment to increase by 1,000,000 the number of shares available for grant under the Plan is essential for the Company to compete for highly-qualified employees in the competitive labor markets in which it operates. Stock options constitute an important incentive for key employees and help attract, retain, motivate and reward people whose skills and performance are critical to the Company's success.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT TO INCREASE BY
 1,000,000 THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE
                              OMNIBUS STOCK PLAN.

================================================================================

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

================================================================================

The following table sets forth certain information as of November 30, 2001 regarding beneficial ownership of the Company's common stock by (a) each person who, to the Company's knowledge, beneficially owned more than five percent of the outstanding shares of the Company's common stock as of that date, (b) each of the executive officers named in the Summary Compensation Table on page 13,
(c) each of the Company's directors and nominee for director, and (d) all executive officers and directors as a group.


-------------------------------------------------------------------------------------------------------------
                                                                              AMOUNT AND
                                                                               NATURE OF        PERCENT OF
                                                                               BENEFICIAL      OUTSTANDING
NAME AND ADDRESS (IF APPLICABLE) OF BENEFICIAL OWNER                          OWNERSHIP(1)      SHARES(2)
-------------------------------------------------------------------------------------------------------------
Franklin Resources, Inc.
         777 Mariners Island Boulevard, 6th Floor, San Mateo, CA 94404...     4,056,227(3)        12.16%
A I M Management Group Inc.
         11 Greenway Plaza, Suite 100, Houston, TX 77046.................     2,754,300(4)         8.26%
Allen J. Lauer
         President and Chief Executive Officer, Director.................       978,393(5)         2.86%
G. Edward McClammy
         Vice President, Chief Financial Officer and Treasurer...........       110,667(6)           --
Garry W. Rogerson
         Senior Vice President, Scientific Instruments...................       109,045(7)           --
A. W. Homan
         Vice President, General Counsel and Secretary...................       124,000(8)           --
Sergio Piras
         Vice President, Vacuum Technologies.............................       109,867(9)           --
D. E. Mundell
         Chairman of the Board...........................................       39,400(10)           --
Richard U. De Schutter
         Director........................................................       10,000(11)           --
John G. McDonald
         Director........................................................       40,228(12)           --
Wayne R. Moon
         Director........................................................       31,452(13)           --
Elizabeth E. Tallett
         Director and Nominee............................................       29,314(14)           --
All Executive Officers and Directors as a Group
         (12 persons)....................................................    1,721,812(15)         4.96%
-------------------------------------------------------------------------------------------------------------

(1) For purposes of this table, a person or group of persons is deemed to have beneficial ownership of shares of the Company's common stock which such person or group has the right to acquire on or within 60 days after November 30, 2001. Unless otherwise indicated, to the Company's knowledge the person named has sole voting and investment power, or shares voting and/or investment power with such person's spouse, with respect to all shares beneficially owned by that person.

(2) The percentage of outstanding shares is based on the 33,343,450 shares outstanding on November 30, 2001. However, for purposes of computing the percentage of outstanding shares of common stock beneficially owned by each person or group of persons, any stock which such person or group of persons has a right to acquire on or within 60 days of November 30, 2001 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage of beneficial ownership of any other person. The percentage of outstanding shares of the Company's common stock is only reported to the extent it exceeds one percent of the shares of the Company's common stock outstanding on November 30, 2001.

(3) As of September 30, 2001, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 14, 2001.

(4) As of September 30, 2001, based on a Schedule 13F Holdings Report filed with the Securities and Exchange Commission on November 13, 2001.

(5) Includes 879,783 shares which may be acquired on or within 60 days of November 30, 2001 by exercise of nonqualified stock options granted under the Omnibus Stock Plan, and 98,610 shares held in a trust of which Mr. Lauer is co-trustee with his wife.

(6) Includes 108,667 shares which may be acquired on or within 60 days of November 30, 2001 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.

(7) Includes 106,734 shares which may be acquired on or within 60 days of November 30, 2001 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.

(8) Includes 118,950 shares which may be acquired on or within 60 days of November 30, 2001 by exercise of nonqualified stock options granted under the Omnibus Stock Plan, 3,332 shares held in a trust of which Mr. Homan is co-trustee with his wife, and 1,718 shares held by Mr. Homan's wife.

(9) Shares which may be acquired on or within 60 days of November 30, 2001 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.

(10) Includes 30,000 shares which may be acquired on or within 60 days of November 30, 2001 by exercise of nonqualified stock options granted under the Omnibus Stock Plan, and 8,400 shares held in a trust of which Mr. Mundell is co-trustee with his wife.

(11) Shares which may be acquired on or within 60 days of November 30, 2001 by exercise of a nonqualified stock option granted under the Omnibus Stock Plan.

(12) Includes 36,428 shares which may be acquired on or within 60 days of November 30, 2001 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.

(13) Includes 30,952 shares which may be acquired on or within 60 days of November 30, 2001 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.

(14) Includes 28,214 shares which may be acquired on or within 60 days of November 30, 2001 by exercise of nonqualified stock options granted under the Omnibus Stock Plan.

(15) Includes 1,602,378 shares which may be acquired on or within 60 days of November 30, 2001 by exercise of nonqualified stock options granted under the Omnibus Stock Plan, and 112,060 shares as to which voting and/or investment power is shared (see certain of the foregoing footnotes).

================================================================================

EXECUTIVE COMPENSATION INFORMATION

================================================================================

This section reports certain information with respect to compensation paid by the Company to its chief executive officer and four other most highly compensated executive officers and compensatory arrangements with those executive officers.


----------------------------------------------------------------------------------------------------------------------------------

SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------------------------------------
                                                                                                      LONG TERM
                                                                                                     COMPENSATION
                                                                                                     ------------
                                                                                                        AWARDS
                                                                          ANNUAL COMPENSATION        ------------
                                                               ------------------------------------   SECURITIES
                                                                                      OTHER ANNUAL    UNDERLYING      ALL OTHER
                                                                  SALARY      BONUS   COMPENSATION   OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION                          YEAR(1)       ($)       ($)(2)      ($)(3)         (#)(4)          ($)(5)
----------------------------------------------------------------------------------------------------------------------------------
Allen J. Lauer...................................     2001      $586,540   $  510,660    $12,134        145,000        $116,281
         President and Chief Executive Officer        2000       550,004    1,091,978     18,830        182,000          67,129
                                                      1999       275,002      400,125          0      1,089,808           5,006
G. Edward McClammy...............................     2001       260,962      169,156     10,681         36,000          31,263
         Vice President, Chief Financial Officer      2000       250,000      372,263      9,713         40,000          11,710
         and Treasurer                                1999       116,347      236,406          0        150,000             844
Garry W. Rogerson................................     2001       229,136      193,048     15,693         30,000          29,240
         Senior Vice President, Scientific            2000       200,000      234,435     17,157         30,000          16,840
         Instruments                                  1999       100,000      118,500          0        207,945           4,491
A. W. Homan......................................     2001       205,592      134,049     11,537         24,000          30,742
         Vice President, General Counsel              2000       193,846      297,810     20,548         30,000          13,952
         and Secretary                                1999       100,000      109,125          0        198,014           2,653
Sergio Piras(6)..................................     2001       172,505      143,469      1,750         21,000          41,177
         Vice President, Vacuum Technologies          2000       172,916      200,828        975         17,000          29,912
                                                      1999        85,723       73,610      4,796        139,101          18,660
----------------------------------------------------------------------------------------------------------------------------------

(1) Amounts reported for fiscal year 1999 include only compensation paid during or for the six-month period of fiscal year 1999 following the date on which the Company first became a separate, public company as a result of its "spin-off" from Varian Associates, Inc.

(2) Consists of annual cash bonuses paid under the Company's Management Incentive Plan. For Mr. McClammy, the amount reported for fiscal year 1999 also includes a $100,000 hiring bonus.

(3) For Messrs. Lauer, McClammy, Rogerson and Homan, consists of amounts reimbursed for the payment of taxes on income imputed for personal use of a Company-leased automobile. For Mr. Piras, consists of supplemental per diem compensation for business travel.

(4) Consists of shares of the Company's common stock that may be acquired by exercise of nonqualified stock options granted under the Company's Omnibus Stock Plan.

(5) Consists of (a) Company contributions or credits in fiscal years 2001, 2000 and 1999, respectively, to retirement plan and supplemental retirement plan accounts (Mr. Lauer, $112,120, $62,968 and $2,500; Mr. McClammy, $29,799,
     $10,307 and $0; Mr. Rogerson, $27,319, $15,160 and $3,480; Mr. Homan,
     $30,725, $13,612 and $2,308; and Mr. Piras, $4,106, $3,900 and $2,141); (b)
     Company paid premiums in fiscal years 2001, 2000 and 1999, respectively, for group term life insurance (Mr. Lauer, $4,161, $4,161 and $2,506; Mr. McClammy, $1,464, $1,403 and $844; Mr. Rogerson, $1,921, $1,680 and $1,011;
     Mr. Homan, $17, $340 and $345; and Mr. Piras, $1,011, $1,052 and $503); and
     (c) for Mr. Piras, Company paid premiums in fiscal years 2001, 2000 and 1999, respectively, for medical and disability insurance ($7,997, $5,876 and $4,214), and amounts accrued by the Company in fiscal years 2001, 2000 and 1999, respectively, for a severance payment that Italian law will require be paid to Mr. Piras upon termination of his employment ($28,063, $19,084 and $11,802).

(6) Mr. Piras is employed by Varian S.p.A., a wholly-owned subsidiary of the Company, at its facility in Torino, Italy. All cash amounts reported for Mr. Piras are converted to U.S. dollars from Italian lira.

--------------------------------------------------------------------------------

OPTION/SAR GRANTS IN LAST FISCAL YEAR

--------------------------------------------------------------------------------

                                                 INDIVIDUAL GRANTS
                                ----------------------------------------------------
                                 NUMBER OF                                                 POTENTIAL REALIZABLE
                                SECURITIES                                                   VALUE AT ASSUMED
                                UNDERLYING    % OF TOTAL                               ANNUAL RATES OF STOCK PRICE
                                 OPTIONS/    OPTIONS/SARS      EXERCISE                      APPRECIATION FOR
                                   SARs      Granted to        or Base                        Option Term(2)
                                 GRANTED      EMPLOYEES         PRICE    EXPIRATION    -----------------------------
Name                              (#)(1)    In Fiscal Year     ($/Sh)        Date           5% ($)       10% ($)
--------------------------------------------------------------------------------------------------------------------
Allen J. Lauer.............      145,000        23.19%        $34.5625    12/01/10       $3,151,745    $7,987,140
G. Edward McClammy.........       36,000         5.76          34.5625    12/01/10          782,502     1,983,014
Garry W. Rogerson..........       30,000         4.80          34.5625    12/01/10          652,085     1,652,512
A. W. Homan................       24,000         3.84          34.5625    12/01/10          521,668     1,322,009
Sergio Piras...............       21,000         3.36          34.5625    12/01/10          456,460     1,156,758
--------------------------------------------------------------------------------------------------------------------

(1) Consists of nonqualified stock options to acquire the Company's common stock, which stock options were granted under the Omnibus Stock Plan at an exercise price equal to the closing market price of the Company's stock on the grant date, generally become exercisable over three years at the rate of approximately one-third each year and expire ten years from the grant date. Payment of the exercise price may be made by delivery of already-owned shares.

(2) The 5% and 10% assumed annual rates of stock price appreciation would result from per share prices of $56.30 and $89.64, respectively. These assumed rates are not intended to represent a forecast of possible future appreciation of the Company's stock.

--------------------------------------------------------------------------------

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

--------------------------------------------------------------------------------

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                  OPTIONS/SARS AT           IN-THE-MONEY OPTIONS/SARS
                                SHARES                           FISCAL YEAR-END (#)        AT FISCAL YEAR-END ($)(1)
                              ACQUIRED ON       VALUE        --------------------------- ------------------------------
NAME                         EXERCISE (#)     REALIZED ($)   EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------------
Allen J. Lauer.............            0           $0          770,782     399,666      $10,184,358    $2,545,317
G. Edward McClammy.........            0            0           83,334     112,666        1,164,169       890,131
Garry W. Rogerson..........            0            0           86,734      90,000        1,206,127       707,550
A. W. Homan................            0            0          100,950      84,000        1,436,488       707,550
Sergio Piras...............            0            0           97,200      49,000        1,224,802       275,901
------------------------------------------------------------------------------------------------------------------------

(1) Based on the $25.48 per share closing price of the Company's common stock on September 28, 2001.

--------------------------------------------------------------------------------

OTHER COMPENSATORY ARRANGEMENTS

--------------------------------------------------------------------------------
RETIREMENT AND SEVERANCE ARRANGEMENTS

On December 1, 2000, Mr. Lauer was granted a nonqualified stock option to acquire 145,000 shares of the Company's common stock. Under the terms of that stock option, one-third of the option shares will vest on December 1, 2001 and one-third will vest on December 1, 2002 if on each of such dates Mr. Lauer is still employed by the Company; and the final one-third will vest on the earlier of December 1, 2003 or the date of Mr. Lauer's retirement from the Company, as long as his retirement is not earlier than December 1, 2002.

On November 2, 2001, Mr. Lauer was granted a nonqualified stock option to acquire 155,000 shares of the Company's common stock. Under the terms of that stock option, one-third of the option shares will vest on November 2, 2002 if on such date Mr. Lauer is still employed by the Company; the second one-third will vest on the earlier of November 2, 2003 or the date of Mr. Lauer's retirement from the Company, as long as his retirement is not earlier than November 2, 2002; and the final one-third will vest on the earlier of November 2, 2004 or the date of Mr. Lauer's retirement from the Company, as long as his retirement is not earlier than November 2, 2002.

Under Italian law, Mr. Piras is entitled to a severance payment at the time his employment terminates for any reason, including resignation or retirement. The Company is required to regularly accrue for this severance payment an amount equal to Mr. Piras' annual base salary and annual cash bonus divided by 13.5. At the end of fiscal year 2001, approximately $270,181 was accrued for purposes of this severance benefit for Mr. Piras.

CHANGE IN CONTROL AGREEMENTS

The Board of Directors has approved Change in Control Agreements (the "Agreements") between the Company and the five executive officers named in the Summary Compensation Table on page 13 which provide for the payment of specified compensation and benefits upon certain terminations of their employment following a change in control of the Company. A change in control of the Company is defined in each Agreement to occur if (a) any individual or group becomes the beneficial owner of 30% or more of the combined voting power of the Company's outstanding securities, (b) "continuing directors" (defined as the directors of the Company as of the date of the Agreement and any successor to any such directors who was nominated by a majority of the directors in office at the time of his nomination or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company's outstanding securities) cease to constitute at least a majority of the Board of Directors, (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company in which the Company's stockholders do not own more than 50% of the combined voting power of the Company or other corporation resulting from such transaction, or
(d) all or substantially all of the Company's assets are sold, liquidated or distributed. In their respective Agreements, the named executive officers agreed to not voluntarily leave the Company's employ during a tender or exchange offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the best interests of the Company's stockholders rather than be affected by personal uncertainties during any attempt to effect a change in control of the Company, and to enhance the Company's ability to attract and retain executives.

Each Agreement provides that if within 18 months after a change in control the Company terminates the executive's employment other than by reason of his death, disability, retirement or for cause, or the executive officer terminates his employment for any "good reason," the executive will receive a lump sum severance payment equal to 2.99 (in the case of Mr. Lauer) or 2.5 (in the case of Messrs. McClammy, Rogerson, Homan and Piras) times the executive's annual base salary and highest annual and multi-year bonuses paid to him in any of the three years ending prior to the date of termination.

"Good reason" is defined in each Agreement as any of the following that occurs after a change in control of the Company: certain reductions in compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company's failure to obtain the written assumption by its successor of the obligations set forth in the Agreement; attempted termination of employment on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company's failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination. In the case of Mr. Lauer, "good reason" as defined also to exist if he is not appointed as chief executive officer of the combined or acquiring entity. In the cases of Messrs. McClammy, Rogerson and Homan, "good reason" is defined also to exist if they are not given an "equivalent position" as defined in their Agreements. In the case of Mr. Piras, "good reason" is defined also to exist if there is a material change in duties and a material reduction in authority and responsibility.

Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the executive officer will receive a continuation of all insurance and other benefits on the same terms as if he remained an employee (or equivalent benefits will be provided) until the earlier to occur of commencement of substantially equivalent full-time employment with a new employer or 24 months after the date of termination of employment with the Company. Each Agreement also provides that all stock options granted by the Company become exercisable in full according to their terms, and that restricted stock (if any) be released from all restrictions. Each Agreement further provides that in the event that any payments and benefits received by the executive officer from the Company subject that person to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, the executive officer will be entitled to receive an additional payment so as to place the executive officer in the same after-tax economic position as if such excise tax had not been imposed.

--------------------------------------------------------------------------------

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTOR
ON EXECUTIVE COMPENSATION

--------------------------------------------------------------------------------

PHILOSOPHY AND OVERVIEW

The Compensation Committee of the Board of Directors is responsible for determining the compensation to be paid and the benefits to be provided to the Company's executive officers.

The Committee's general philosophy is that executive officer compensation should promote stockholder returns by linking compensation with an appropriate balance of near- and long-term objectives and strategies; be competitive within the Company's industry and community; and attract, retain, motivate and reward individuals with the experience and skills necessary to promote the Company's success.

To achieve these objectives, the Committee maintained an executive compensation program in fiscal year 2001 that consisted of three basic elements: base salary; near-term incentives in the form of annual cash bonuses; and long-term incentives in the form of nonqualified stock options. The Committee retained an executive compensation consultant who prepared comprehensive executive compensation evaluation, including a competitive market assessment for each of the Company's executive officers using market data derived from published surveys of electronics, technology and/or general industrial companies, as well as a more focused survey of companies in related industries, of similar size or in the same geographic area.

BASE SALARIES

Annual base salaries are designed primarily to attract and retain executives, and are intended to contribute less to total compensation than incentive-based compensation. After consideration of competitive market data provided by the Committee's compensation consultant, the Committee determined for fiscal year 2001 to increase the base salaries of the Company's executive officers (which had not been adjusted since fiscal year 1999) to generally fall between the median and 75th percentile of the market composite data, resulting in salary adjustments between 3% and 12%.

CASH BONUSES

Cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial objectives consistent with the Company's overall business strategies. For fiscal year 2001, the Committee determined that cash bonuses under the Company's Management Incentive Plan (the "MIP") should be based on Company or business unit performance during the fiscal year against pre-determined objectives for earnings before interest and taxes ("EBIT"), return on sales ("ROS") and operating cash flow ("Cash Flow"), the targets for which were determined by the Committee after consideration of historical and budgeted EBIT, ROS and Cash Flow.

Under the MIP payout formula for fiscal year 2001, the bonus to the CEO could have ranged from zero to 200% of his annual base salary, depending on the EBIT, ROS and Cash Flow achieved. In the case of other executive officers, bonuses could have ranged from zero to 150% of annual base salary, depending on the EBIT, ROS and Cash Flow achieved and the pre-determined participation level for that executive officer. Each executive officer's participation level was determined by the Committee after consideration of the executive officer's relative position and responsibilities, base salary and potential award, as well as the competitive market data included in the report prepared by the Committee's compensation consultant (although the Committee did not place any particular weight on any particular data).

STOCK OPTIONS

Stock options are intended to provide longer-term incentives for executive officers to promote stockholder value. Nonqualified stock options granted to executive officers under the Company's Omnibus Stock Plan have an exercise price equal to the market price of the Company's stock on the grant date, vest in equal installments over three years assuming continued employment and expire at the end of ten years. Stock options therefore compensate executive officers only if the Company's stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable. Accordingly, the Committee believes that stock options are the best method of linking executive compensation to stockholder returns.

Executive officer grants in fiscal year 2001 were determined by the Committee after consideration of each executive officer's relative position and responsibilities and total cash compensation, as well as the competitive market data included in the report prepared by the Committee's compensation consultant (although the Committee did not place any particular weight on any particular data). The Committee also took into account a long-term incentive multiple of base salary for each executive officer, and using an option pricing value for the Company's stock considered how many option shares would deliver that targeted long-term incentive amount.

OTHER COMPENSATION

In order to attract and retain talented executive officers, the Committee has also approved arrangements providing executive officers with certain perquisites, such as use of a Company-leased automobile, reimbursement for taxes on income imputed for their personal use of that automobile, reimbursement for tax planning and return preparation and financial counseling services, and reimbursement for an annual medical examination. In addition, in order to compensate for retirement contributions that could not be made to executive officers' qualified retirement plan accounts due to Internal Revenue Code limitations, the Committee approved the Supplemental Retirement Plan under which the Company makes unfunded supplemental retirement contributions.

TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code generally provides that publicly-held corporations may not deduct in any taxable year certain compensation in excess of $1,000,000 paid to the chief executive officer and the next four most highly compensated executive officers. In February 1999, the Company's Omnibus Stock Plan and Management Incentive Plan were approved by the stockholders of Varian Associates, Inc. in order for awards under those Plans to be eligible for continued tax deductibility. However, the Committee considers one of its primary responsibilities to be structuring a compensation program that will attract, retain, motivate and reward executives with the experience, skills and proven ability to maximize stockholder returns. Accordingly, the Committee believes that the Company's interests are best served in some circumstances by providing compensation (such as salary and perquisites), or adjusting cash bonuses under the Management Incentive Plan, which might result in such compensation being subject to the tax deductibility limitation of
Section 162(m). The Company did not pay any compensation for fiscal year 2001 that will not be deductible due to Section 162(m).

CEO COMPENSATION

The Committee followed the same philosophy and programs described above in determining fiscal year 2001 compensation for Mr. Lauer, the Company's President and Chief Executive Officer. The Committee determined to adjust Mr. Lauer's annual base salary in fiscal year 2001 (which had not been adjusted since fiscal year 1999) based on competitive market data provided by the Committee's compensation consultant, which data showed that Mr. Lauer's base salary as adjusted would fall between the 50th and 75th percentiles of the market composite data.

Mr. Lauer participated in the MIP as described above for fiscal year 2001. Mr. Lauer's targeted cash bonus for that period was determined by the Committee after consideration of the consultant's report and other factors described above. Fiscal year 2001 EBIT, ROS and Cash Flow relative to the pre-determined targets and payout formula resulted in Mr. Lauer earning a cash bonus of $510,660 (after the Committee adjusted the measurement of Cash Flow to eliminate the adverse impact of a beneficial Company cash management strategy implemented during the fiscal year).

The Committee also approved granting to Mr. Lauer a 145,000-share nonqualified stock option in fiscal year 2001. That option was granted with an exercise price equal to the closing market price of the Company's stock on the grant date, and has a term of ten years. In anticipation of Mr. Lauer's possible retirement in 2003, and in order to encourage him to stay until such time, the Committee determined that one-third of these option shares should vest on each of December 1, 2001 and December 1, 2002 if on each of such dates he is still employed by the Company, but that the final one-third of the options shares should vest on the earlier of December 1, 2003 or the date of Mr. Lauer's retirement from the Company, as long as his retirement is not earlier than December 1, 2002. The number of option shares granted was determined based on the considerations, consultant's report and methodology described above.

D. E. Mundell (Chairman)
John G. McDonald
Wayne R. Moon
Elizabeth E. Tallett

--------------------------------------------------------------------------------

COMPARISON OF CUMULATIVE TOTAL RETURN BETWEEN THE COMPANY
AND THE DOW JONES TECHNOLOGY SECTOR INDEX
AND THE STANDARD & POOR'S 500 COMPOSITE INDEX

--------------------------------------------------------------------------------

The following graph compares the cumulative total return of the Company's common stock with the Dow Jones Technology Sector Index and the Standard & Poor's 500 Composite Index. The comparison covers the period from the commencement of trading in the Company's stock on March 24, 1999 through the end of the Company's fiscal year 2001 on September 28, 2001. The graph assumes that the value of the investment in the Company's common stock and in each index on March 24, 1999 was $100, and assumes reinvestment of dividends (although the Company has paid no dividends). The comparisons in this graph are not intended to represent a forecast of possible future performance of the Company's common stock or stockholder returns.







                             [ PERFORMANCE GRAPH ]









                                          MARCH 24,   OCTOBER 1,   SEPTEMBER 29,  SEPTEMBER 28,
                                             1999        1999          2000            2001
                                          --------    ---------    ------------   ------------
Varian, Inc............................     $100         $152          $372            $220
Dow Jones Technology Sector Index......      100          125           169              58
Standard & Poor's 500 Composite Index..      100          102           115              85



Source:  Research Data Group, Inc.

================================================================================

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

================================================================================

In fulfilling its responsibilities as set forth in its Charter, the Audit Committee reviewed and discussed with management the Company's audited financial statements for fiscal year 2001.

The Audit Committee discussed with the Company's independent accountant, PricewaterhouseCoopers LLP ("PwC"), the matters required to be discussed by the Codification of Statements on Auditing Standards 61, Communication with Audit Committees.

The Audit Committee received the written disclosures and the letter from the Company's independent accountant, PwC, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with PwC its independence from the Company, and considered whether the providing of non-audit services to the Company by PwC is compatible with maintaining PwC's independence.

Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board of Directors that the audited financial statements for the Company be included in the Company's Annual Report on Form 10-K for the year ended September 28, 2001.

John G. McDonald (Chairman)
Richard U. De Schutter
Wayne R. Moon
D. E. Mundell
Elizabeth E. Tallett

================================================================================

INDEPENDENT PUBLIC ACCOUNTANT

================================================================================

PricewaterhouseCoopers LLP ("PwC") has been selected to serve as the Company's independent public accountant for fiscal year 2002. PwC also served as the Company's independent public accountant for fiscal year 2001. A representative of PwC is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

AUDIT FEES

A total of $722,000 in fees were billed to the Company for professional services rendered by PwC for the audit of the Company's annual financial statements and the reviews of the Company's financial statements included in the Forms 10-Q for fiscal year 2001. This amount includes $216,000 in fees for statutory audits related to the audit of the Company's annual financial statements.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

A total of $30,000 in fees were billed to the Company for financial information systems design and implementation services rendered by PWC in fiscal year 2001.

ALL OTHER FEES

A total of $346,000 in fees were billed to the Company for all other professional services rendered by PwC in fiscal year 2001. These services primarily related to tax matters.

================================================================================

OTHER INFORMATION

================================================================================

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's directors and executive officers, and persons who own more than ten percent of the Company's securities, file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Based solely on the Company's review of the reporting forms and written representations received by it from such directors and executive officers, the Company believes that through September 28, 2001, all reporting requirements applicable to directors, executive officers and ten percent stockholders were timely satisfied.

                                          BY ORDER OF THE BOARD OF DIRECTORS



                                          /s/ A. W. Homan
                                          ----------------------------------
                                          A. W. Homan
                                          Secretary

December 21, 2001
Palo Alto, California

-----------------------------------------------------------------------------------------------------------------------------------

    /x/ Please mark your                                                                                                   3855
        vote with an X                                                                                           .     ----


                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

    ----------------------------------------------------------------------------------------------------------------------------
                    FOR       WITHHELD                                                                 FOR   AGAINST    ABSTAIN
    1. Elecion of                                          2. Approval of Amendment to Omnibus Stock
       Director      / /         / /                          Plan to Increase Shares of Common Stock  / /     / /        / /
                                                              Reserved for Issuance Thereunder by
                                                              1,000,000

    Nominee: Elizabeth E. Tallett                                      Instructions/Change of Address  / /

    ----------------------------------------------------------------------------------------------------------------------------





                                                                     Please sign exactly as name appears on your stock certificate.
                                                                     If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees,
                                                                     guardians, attorneys and corporate officers should so indicate and insert their titles.


                                                                     -------------------------------------------------------------


                                                                     -------------------------------------------------------------
                                                                       SIGNATURE (S)                               DATE
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                                   DETACH AND RETURN PROXY CARD




                                                             VARIAN, INC.
                                                   ANNUAL MEETING OF STOCKHOLDERS


                                                          FEBRUARY 7, 2002
                                                              2:00 P.M.


                                                       SHERATON PALO ALTO HOTEL
                                                         625 EL CAMINO REAL
                                                        PALO ALTO, CALIFORNIA


                                                        (MAP ON REVERSE SIDE)




-----------------------------------------------------------------------------------------------------------------------------------

                                    VARIAN, INC.
    P
    R          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS-FEBRUARY 7, 2002
    O
    X         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    Y
              The undersigned stockholder of Varian, Inc. hereby constitutes and appoints Allen J. Lauer and Arthur W. Homan, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of subsitiution, to vote all of the shares of Common Stock of Varian, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian, Inc. to be held at the Sheraton Palo Alto Hotel, 625 El Camino Real, Palo Alto, California, on February 7, 2002, at 2:00 p.m., local time, and at any adjournment or postponement thereof.

              Unless a contrary instruction is provided, this Proxy will be voted FOR the nominee for Class III director listed in Proposal One, FOR Proposal Two and in accordance with the judgement of the proxies as to the best interests of the Company on such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. If specific instructions are provided below, this Proxy will be voted in accordance therewith.

          ----------------------------------------------------------------------


          ----------------------------------------------------------------------
          (If you have written in the above space, please mark the corresponding box on the reverse side of this card)


             PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
                            POSTAGE-PAID RETURN ENVELOPE
                                                                    ------------
                                                                     SEE REVERSE
                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)         SIDE
                                                                    ------------

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            ^ FOLD AND DETACH HERE ^

                                                             [LOGO]
    -----------------------------------------------
                                                      SHERATON PALO ALTO
                                                      ------------------
                                                             HOTEL

                                                          LOCATOR MAP

                                                      The Sheraton Palo Alto
                                                      Hotel is easily accessible
                                                      from Highway 101 and from
                                                      Interstate 280.

                                                      o  From Highway 101 in
                        [MAP GRAPH]                      either direction, exit
                                                         Embarcadero Rd. WEST to
                                                         El Camino Real. Turn
                                                         right on El Camino
                                                         Real. The hotel is
                                                         located 3 blocks down
                                                         on the right.

                                                      o  From Interstate 280 in
                                                         either direction, exit
                                                         Page Mill Rd. EAST to
                                                         El Camino Real. Turn
                                                         left on El Camino Real.
                                                         Travel approximately 2
                                                         miles on El Camino
                                                         Real. The hotel is
                                                         located on the right.

    -----------------------------------------------

        625 EL CAMINO REAL . PALO ALTO, CA 94301
      PHONE: (650) 328-2800 .  FAX: (650) 327-7362

--------------------------------------------------------------------------------